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                                                                    EXHIBIT 23.4

                         CONSENT OF HOVDE FINANCIAL LLC

         We hereby consent to the use of our name and to the description of our opinion letter, dated May 8, 2002, under the caption "Opinion of Bank of Tanglewood's Financial Advisor" in, and to the inclusion of such opinion letter as Annex VIII to, the Joint Proxy Statement/Prospectus of Bank of Tanglewood and BOK Financial Corporation, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of BOK Financial Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                /s/ HOVDE FINANCIAL LLC
                                                --------------------------------
                                                HOVDE FINANCIAL LLC

Washington, D.C.
August 22, 2002